Exhibit 99

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  INVESTOR RELEASE
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  FOR IMMEDIATE RELEASE            FOR MORE INFORMATION CONTACT:
  ---------------------            -----------------------------
  10/19/95                         Investors:  Patty Paul, 708-575-3499
                                   Media:   Chuck Ebeling, 708-575-6150


                  McDONALD'S REPORTS STRONG GLOBAL RESULTS
                  -----------------------------------------


  OAK BROOK, IL -- McDonald's Corporation today announced record results for the nine months and quarter ended September 30, 1995:

  - McDonald's added 1,453 restaurants -- Systemwide restaurants hit
    17,403.
  - Net income grew 16 and 14 percent for the nine months and quarter.
  - net income per common share rose 17 percent for both periods.
  - Systemwide sales and operating income each increased 17 percent for the nine months and 13 percent for the quarter.
  - Total revenues rose 19 and 16 percent for the nine months and quarter.
  - Operations outside of the U.S. contributed more than 50 percent to consolidated operating income for both periods.

  Key highlights                                Nine months
  Dollars in millions, except                  ended Sept. 30
  per common share data              1995        1994          Increase
                                     ----        ----          --------
  - Systemwide sales              $22,179.5    $19,023.4   $3,156.1   17%
  - Total revenues                  7,209.0      6,050.7    1,158.3   19
  - Operating income                1,955.2      1,665.4      289.8   17
  - Net income                      1,060.5        915.5      145.0   16
  - New income per common share        1.46         1.25        .21   17

                                                  Quarters
                                               ended Sept. 30
                                     1995        1994          Increase
                                     ----        ----          --------
  - Systemwide sales              $ 7,866.6    $ 6,944.0   $  922.6   13%
  - Total revenues                  2,580.1      2,225.4      354.7   16
  - Operating income                  722.1        637.9       84.2   13
  - Net income                        400.1        349.8       50.3   14
  - Net income per common share         .56          .48        .08   17

  SUMMARY COMMENTARY

  Chairman and Chief Executive Officer Michael R. Quinlan said,
  "McDonald's continued to deliver strong global results in 1995. These results -- driven primarily by our convenience, execution and value strategies -- are impressive even before taking into account the benefit of stronger foreign currencies, and especially so when compared with strong performance one year ago."
       "Over the past five years, slow economic growth and excess industry capacity have created an intensely competitive U.S. operating environment. Nonetheless, we remain focused on building our U.S. market share through accelerated expansion, value and service initiatives. We continue to offer customers good value, even sacrificing near-term margins for the long-term interest of the business. Accordingly, we remain confident that we can grow U.S. sales and operating income at a compound annual rate in the mid-single digits or better as measured over a five-year period."
       "Meanwhile, our international business has delivered exceptional performance despite tough sales comparisons. Outside of the U.S., our focus is on building market share by establishing a secure and competitive position, while delivering value and satisfaction to customers. We expect to grow international sales in the mid- to high-teens and international operating income at a compound annual rate of about 20 percent as measured over a five-year period."
       "Our dedication to building global market share is best evidenced by our expansion targets. Previously, our 1995 target was 1,200 to 1,500 traditional restaurants and approximately 1,000 satellite restaurants, bringing the total range to 2,200 to 2,500 Systemwide restaurants. We are adjusting our satellite restaurant target to 700, while raising our traditional restaurant target to 1,600. This shift within the range for 1995 primarily reflects our long-term commitment to both the U.S. and international businesses, as penetration and the low-cost approach are key to market share growth."
       McDonald's is the largest and best-known global foodservice retailer, with more than 17,000 restaurants in 84 countries as of September 30, 1995. The Company, its franchisees and affiliates operate two types of restaurants -- traditional restaurants which are larger in size and volume and offer a full menu, and satellite restaurants which are smaller in size and volume and offer a specialized menu. McDonald's vision is to dominate the global foodservice industry.

  CONSOLIDATED OPERATING RESULTS

  Net income and net income per common share increased 16 and 17 percent for the nine months, respectively; and 14 and 17 percent for the quarter, respectively. As of September 30, 1995, the Company had repurchased about $800.0 million of its common stock in connection with a three-year, $1.0 billion program announced in January 1994.
       Systemwide sales represent sales by Company-operated, franchised and affiliated restaurants. The increases were due to expansion and higher comparable sales, aided by stronger foreign currencies.

  Systemwide restaurants                  Nine months          Quarters
                                        ended Sept. 30      ended Sept. 30
                                        --------------      --------------
                                        1995      1994      1995      1994
                                        ----      ----      ----      ----
  Traditional restaurants
    U.S.                                326       280       142       138
    Outside of the U.S.                 568       392       250       169
      Total traditional restaurant
      additions                         894       672       392       307

  Satellite restaurants
    U.S.                                389       242       150       122
    Outside of the U.S.                 170       141        77        78
      Total satellite restaurant
      additions                         559       383       227       200

  Systemwide restaurant additions     1,453     1,055       619       507


                                        At Sept. 30
                                        -----------
  Traditional restaurants under
  construction
    U.S.                                203       170
    Outside of the U.S.                 313       279
      Total traditional restaurants     516       449


       Total revenues consist of sales by Company-operated restaurants, and fees from restaurants operated by franchisees and affiliates. These fees are based upon a percent of sales with specified minimum payments. The increases reflected strong worldwide operating results.

  Consolidated operating margins       Nine months            Quarters
                                      ended Sept. 30       ended Sept. 30
                                     -----------------     --------------
                                      1995      1994       1995      1994
                                      ----      ----        ----     ----
  In millions of dollars
  Franchised                       $1,780.0    $1,527.2   $636.5   $561.9
  Company-operated                    980.4       828.5    363.9    320.5

  As a percent of sales/revenues
  Franchised                           82.5        82.8     82.9     83.4
  Company-operated                     19.4        19.7     20.1     20.7

       Franchised margin dollars comprised about two-thirds of the combined operating margins, the same as in the prior year. Franchised margins as a percent of revenues declined slightly for both periods, reflecting a higher proportion of leased sites resulting from accelerated expansion. Company-operated margins as a percent of sales declined for both periods; as a percent of sales, food and paper and occupancy and other operating costs increased, while payroll costs declined slightly.
       The increases in general, administrative and selling expenses were primarily due to strategic global spending to support the convenience and value strategies and stronger foreign currencies.
       Other operating transactions relate to franchising and the foodservice business, the details of which are shown below. The increases occurred because of greater income from affiliates, principally Japan, offset by higher provisions for property dispositions included in the other category and lower gains on sales of restaurant businesses.

  Other operating (income)             Nine months            Quarters
  expense--net                        ended Sept. 30       ended Sept. 30
                                     -----------------     --------------
                                      1995      1994       1995      1994
  In millions of dollars              ----      ----       ----      ----
  Gains on sales of restaurant
    businesses                       $(45.0)   $(49.4)   $(16.6)   $(19.0)
  Equity in earnings of
    unconsolidated affiliates         (75.9)    (41.0)    (28.2)    (22.7)
  Other                                31.2       7.1       9.0       9.1
  Other operating (income)
  expense--net                       $(89.7)   $(83.3)   $(35.8)   $(32.6)


       The increases in consolidated operating income primarily reflected higher combined operating margin dollars and stronger foreign currencies, partially offset by higher general, administrative and selling expenses.
       The increases in interest expense were due to higher debt levels and stronger foreign currencies, partially offset by lower average interest rates.
       Nonoperating income (expense) was impacted by higher losses on investments and higher charges associated with minority interests.
       The effective income tax rate was 34.9 and 35.3 percent for the first nine months of 1995 and 1994, respectively, compared to 35.1 percent for the year 1994.

  U.S. OPERATING RESULTS

  U.S. operating results               Nine months            Quarters
                                      ended Sept. 30       ended Sept. 30
                                     -----------------     --------------
                                      1995      1994       1995      1994
  Percent increase                    ----      ----       ----      ----
   Sales                                7         5           5        5
   Revenues                             8         6           6        6
   Operating income                     3         6           2        3

  As a percent of sales/revenues
   Company-operated margins           17.8      19.3        18.3     19.4
   Franchised margins                 82.7      83.2        82.6     83.5


  Expansion and higher comparable sales were responsible for driving U.S. sales. Positive comparable sales were achieved for the nine months of 1995 and for both comparable periods of 1994 through an emphasis on value and customer satisfaction in the form of Extra Value Meals, Happy Meals and the three-tier value program. Ongoing programs -- Operation Mac Attack and Tastes of the Month -- and promotions such as Monopoly in May contributed to higher sales in 1995.
       The increases in U.S. operating income were driven by higher franchised margin dollars, partially offset by higher general, administrative and selling expenses and a slight reduction in Company-operated margin dollars. The declines in Company-operated margins primarily resulted from higher payroll costs due to higher average hourly wages, and increased staffing levels designed to improve customer satisfaction. Higher franchised margin dollars were the result of expansion and for the nine months, improved comparable sales.


  OPERATING RESULTS OUTSIDE OF THE U.S.

  Operating results outside            Nine months            Quarters
  of the U.S.                         ended Sept. 30       ended Sept. 30
                                     -----------------     --------------
                                      1995      1994       1995      1994
  Percent increase                    ----      ----       ----      ----
   Sales                               30        15           24      20
   Revenues                            31        16           25      25
   Operating income                    34        19           25      25

  As a percent of sales/revenues
   Company-operated margins           20.5      20.0        21.2     21.6
   Franchised margins                 82.1      82.1        83.2     83.2

  Expansion, stronger foreign currencies and higher comparable sales were responsible for driving sales outside of the U.S. Comparable sales on a local currency basis were positive in all comparable periods of 1995 and 1994.
       All geographic segments reported excellent operating results, and results for the following markets were noteworthy: Canada; Australia, Hong Kong, Taiwan, Japan and Philippines in Asia/Pacific; France, Germany, England and Spain in Europe; and Brazil in Latin America. Transactions, sales and profits have improved notably in France, England, Germany, Japan, Hong Kong and Brazil in 1995. Results in Mexico continued to be impacted by the economy and currency devaluation; however, we continue to believe this market offers long-term potential.
       The increases in operating income outside of the U.S. resulted from expansion, higher comparable sales, higher combined operating margins and stronger foreign currencies, partially offset by higher general, administrative and selling expenses.
       The improvement in Company-operated margins as a percent of sales for the nine months reflected higher food costs which were more than offset by a reduction in payroll and other costs; in addition, Brazil delivered better operating performance. The decline in this margin for the quarter was due to Brazil's improved performance beginning in the 1994 third quarter. The increases in combined operating margin dollars occurred because of better sales and stronger foreign currencies.


  IMPACT OF FOREIGN CURRENCIES ON REPORTED RESULTS

  The Deutsche Mark, French Franc, British Pound Sterling and Japanese Yen represented the foreign currencies which significantly contributed to the impact on reported results for both periods in 1995. If exchange rates had remained at 1994 levels, reported results would have been as follows:

  Foreign currency impact                              Nine months
                                                  ended Sept. 30, 1995
  Dollars in millions   Reported   Adjusted  Adjustment  Reported  Adjusted
  -------------------   --------   --------  ----------  --------  --------
  Systemwide sales     $22,179.5  $21,412.2     $767.3      17%      13%
  Operating income       1,955.2    1,878.6       76.6      17       13
  Net income             1,060.5    1,026.1       34.4      16       12

                                                         Quarter
                                                  ended Sept. 30, 1995
                        Reported   Adjusted  Adjustment  Reported  Adjusted
  -------------------   --------   --------  ----------  --------  --------
  Systemwide sales     $ 7,866.6  $ 7,691.8     $174.8      13%      11%
  Operating income         722.1      702.8       19.3      13       10
  Net income               400.1      390.5        9.6      14       12


       While changing foreign currencies impact reported results, McDonald's lessens short-term cash exposures by primarily purchasing goods and services in local currencies, financing in local currencies and hedging foreign-denominated cash flows.

                                           McDONALD'S CORPORATION
                                 Condensed Consolidated Statement of Income

  Dollars and shares in millions,     Nine months ended Sept. 30             Quarters ended Sept. 30
  except per common share data                            Increase                            Increase
                                                         (Decrease)                          (Decrease)
                                   1995        1994        $     %        1995      1994       $      %
                                   ----        ----     ------  ---       ----      ----     -----    ---
  SYSTEMWIDE SALES               $22,179.5  $19,023.4  3,156.1  17      $7,866.6  $6,944.0   922.6    13

  Revenues
  Sales by Company-operated
   restaurants                   $ 5,051.3  $ 4,205.8    845.5  20      $1,811.9   1,551.8   260.1    17
  Revenues from franchised
   restaurants                     2,157.7    1,844.9    312.8  17         768.2     673.6    94.6    14

  TOTAL REVENUES                   7,209.0    6,050.7  1,158.3  19       2,580.1   2,225.4   354.7    16

  Operating costs and expenses
  Company-operated restaurants     4,070.9    3,377.3    693.6  21       1,448.0   1,231.3   216.7    18
  Franchised restaurants--
   occupancy costs                   377.7      317.7     60.0  19         131.7     111.7    20.0    18
  General, administrative and
   selling expenses                  894.9      773.6    121.3  16         314.1     277.1    37.0    13
  Other operating (income)
   expense--net                      (89.7)     (83.3)    (6.4)  8         (35.8)    (32.6)   (3.2)   10

      Total operating costs
      and expenses                 5,253.8    4,385.3   868.5   20       1,858.0   1,587.5   270.5    17

  OPERATING INCOME                 1,955.2    1,665.4   289.8   17         722.1     637.9    84.2    13

  Interest expense                   252.5      225.6    26.9   12          86.1      80.2     5.9     7
  Nonoperating income
   (expense)--net                    (73.2)     (24.8)  (48.4)  NM         (26.5)    (16.6)   (9.9)   60

  Income before provision for
   income taxes                    1,629.5    1,415.0   214.5   15         609.5     541.1    68.4    13

  Provision for income taxes         569.0      499.5    69.5   14         209.4     191.3    18.1     9

  NET INCOME                     $ 1,060.5   $  915.5   145.0   16      $  400.1  $  349.8    50.3    14

  NET INCOME PER COMMON SHARE*   $    1.46   $   1.25     .21   17      $    .56  $    .48     .08    17

  Weighted average common shares
   outstanding                       699.6      704.1                      698.4     699.9


  *Computed using net income reduced by preferred stock dividends (net of tax) of $31.8 and $35.5 million for the first nine months of 1995 and
  1994, respectively, and $8.0 and $11.8 million for the third quarters of
  1995 and 1994, respectively; and for the nine month period of 1995:  $3.9 million for the one-time effect of the Company's offer to exchange its
  Series E 7.72% Cumulative Preferred Stock for subordinated debt securities completed on June 30, 1995, and an additional $.4 million for the effect of the Company's repurchase of additional Series E preferred stock in the third quarter.

  NM - Not Meaningful


                           McDONALD'S CORPORATION
                            Financial Information

                                          Nine months ended Sept. 30
                                       --------------------------------
                                                              Increase
                                                             (Decrease)
                                                             -----------
  Dollars in millions                1995        1994         $       %
                                     ----        ----        ---     ---
  SYSTEMWIDE SALES
  U.S.
  ----
  Operated by franchisees         $ 9,313.1    $ 8,894.0     419.1    5
  Operated by the Company           2,034.9      1,894.6     140.3    7
  Operated by affiliates              506.2        298.6     207.3   69
                                  ---------    ---------   -------   --
                                   11,854.2     11,087.5     766.7    7

  Outside of the U.S.
  -------------------
  Operated by franchisees           4,907.7      3,705.4   1,202.3   32
  Operated by the Company           3,016.4      2,311.2     705.2   31
  Operated by affiliates            2,401.2      1,919.3     481.9   25
                                  ---------    ---------   -------   --
                                   10,325.3      7,935.9   2,389.4   30
                                  ---------    ---------   -------   --
                                  $22,179.5    $19,023.4   3,156.1   17
                                  ---------    ---------   -------   --
                                  ---------    ---------   -------   --

  By Type
  -------
  Operated by franchisees         $14,220.8    $12,599.4   1,621.4   13
  Operated by the Company           5,051.3      4,205.8     845.5   20
  Operated by affiliates            2,907.4      2,218.2     689.2   31
                                  ---------    ---------   -------   --
                                  $22,179.5    $19,023.4   3,156.1   17
                                  ---------    ---------   -------   --
                                  ---------    ---------   -------   --

  -------------------------------------------------------------------------
  TOTAL REVENUES
  U.S.                            $ 3,328.0    $ 3,081.1     246.9    8
  Outside of the U.S.               3,881.0      2,969.6     911.4   31
                                  ---------    ---------   -------   --
                                  $ 7,209.0    $ 6,050.7   1,158.3   19
                                  ---------    ---------   -------   --
                                  ---------    ---------   -------   --

  -------------------------------------------------------------------------
  OPERATING INCOME*
  U.S.                            $   951.6    $   928.0      23.6    3
  Outside of the U.S.               1,038.2        772.4     265.8   34
  Corporate G&A                       (34.6)       (35.0)       .4   (1)
                                  ---------    ---------   -------   --
                                  $ 1,955.2    $ 1,665.4     289.8   17
                                  ---------    ---------   -------   --
                                  ---------    ---------   -------   --

  *1994 operating income has been restated to reflect a more meaningful allocation of general, administrative and selling expenses between the U.S. and international segments and now includes an additional corporate category which is not allocated.

  -------------------------------------------------------------------------
  PERCENT CONTRIBUTION TO COMBINED OPERATING MARGINS

  Company-operated
  ----------------
  U.S.                                  37           44
  Outside of the U.S.                   63           56
                                       ---          ---
                                       100          100
                                       ---          ---
                                       ---          ---

  Franchised
  ----------
  U.S.                                  60           65
  Outside of the U.S.                   40           35
                                       ---          ---
                                       100          100
                                       ---          ---
                                       ---          ---
  -------------------------------------------------------------------------

                           McDONALD'S CORPORATION
                           RESTAURANT Information

                                                  At Sept. 30
                                   ------------------------------------
                                                              Increase
                                                            -----------
                                                                 -
                                   1995         1994         #        %
                                   ----         ----        ---      ---
  TRADITIONAL RESTAURANTS
  U.S.
  ----
  Operated by franchisees          7,989        7,784        205       3
  Operated by the Company          1,607        1,492        115       8
  Operated by affiliates             474          287        187      65
                                  ------       ------      -----     ---
                                  10,070        9,563        507       5
                                  ------       ------      -----     ---

  Outside of the U.S.
  -------------------
  Operated by franchisees          2,878        2,426        452      19
  Operated by the Company          1,743        1,455        288      20
  Operated by affiliates           1,408        1,221        187      15
                                  ------       ------      -----    ----
                                   6,029        5,102        927      18
                                  ------       ------      -----    ----
                                  16,099       14,665      1,434      10
                                  ------       ------      -----    ----
                                  ------       ------      -----    ----

  By Type
  -------
  Operated by franchisees         10,867       10,210        657       6
  Operated by the Company          3,350        2,947        403      14
  Operated by affiliates           1,882        1,508        374      25
                                  ------       ------      -----    ----
                                  16,099       14,665      1,434      10
                                  ------       ------      -----    ----

  -------------------------------------------------------------------------
  SATELLITE RESTAURANTS
  U.S.                               883          356        527     148
  Outside of the U.S.                421          197        224     114
                                  ------       ------      -----    ----
                                   1,304          553        751     136
                                  ------       ------      -----    ----

  -------------------------------------------------------------------------
  SYSTEMWIDE RESTAURANTS          17,403       15,218      2,185      14
                                  ------       ------      -----    ----
                                  ------       ------      -----    ----
  -------------------------------------------------------------------------
  SYSTEMWIDE COUNTRIES                84           74
  -------------------------------------------------------------------------

  TRADITIONAL RESTAURANTS IN MARKETS OUTSIDE OF THE U.S.

  Japan                            1,164        1,067
  Canada                             750          699
  Germany                            632          545
  England                            547          504
  Australia                          494          420
  France                             396          327
  Brazil                             163          133
  Netherlands                        121          105
  Mexico                             118           96
  Other                            1,644        1,206
                                  ------       ------
                                   6,029        5,102
                                  ------       ------
                                  ------       ------